EXHIBIT 21.1


                                  Subsidiaries


          Name                                            Jurisdiction
          ----                                            ------------

Hannaco Knives & Saws, Inc.                                 Delaware
IKS Canadian Knife & Saw Ltd.                               Canada
IKS Klingelnberg GmbH                                       Germany
     IKS Klingelnberg Asia Pte. Ltd.                        Singapore
     IKS Klingelnberg Far East GmbH                         Germany
          Shanghai IKS Lida Mechanical Blade Co. Ltd.       China
          Shanghai IKS Mechanical Blade Co. Ltd.            China
     IKS Messerfabrik Geringswalde GmbH                     Germany
     Rolf Meyer Company                                     Germany
IKS Mexican Holdings S.A. de C.V.                           Mexico
     International Knife and Saw de Mexico S.A. de C.V.     Mexico
International Knife and Saw Trading Corporation             U.S. Virgin Islands
P.T. Bevenmas Jaya                                          Indonesia